Exhibit 10.4

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") made this ____day of January, 2012 by and between each of the persons listed on Exhibit A (collectively, the "Sellers"), on the one hand, and Keith J. McKenzie (the "Purchaser"), on the other hand, setting forth the terms and conditions upon which the Sellers will sell to Purchaser an aggregate of 25,310,000 shares (the "Shares") of the common stock, par value US$.001 per share (the "Common Stock"), of Santos Resources Corp. (the "Company"), personally owned by Sellers. The Sellers and the Purchaser may be referred to herein singularly as a "Party" and

WITNESSETH:

WHEREAS,  for  the  purchase  price  provided for herein and subject to the terms,  provisions and conditions set forth herein, Purchaser desires to acquire from Sellers full right, title and interest in and to an aggregate of 25,310,000 Shares,  free  and  clear of any security interest, lien, mortgage, encumbrance, claim,  or  limitation  or  restriction  on  the transfer thereof (collectively, "Encumbrances");  and

 WHEREAS,  for  the  purchase  price  provided for herein and subject to the terms,  provisions  and  conditions set forth herein, Sellers desires to sell to Purchaser  full  right,  title and interest in and to an aggregate of 25,310,000 Shares;

AGREEMENT:

 NOW,  THEREFORE,  in  consideration  of  the  mutual  promises,  covenants, agreements,  representations  and warranties set forth hereinafter, the purchase price  contained herein, and other good and valuable consideration (the receipt, adequacy  and sufficiency of which each Seller and Purchaser hereby acknowledge) and  subject  to  the  terms,  provisions and conditions hereof, each Seller and Purchaser  hereby  agree  as  follows:

ARTICLE I
SALE OF SECURITIES

1.01     Initial  Sale  and Purchase.  Subject to the terms, provisions and conditions  set forth herein, each Seller sold on the date hereof, and Purchaser purchased and received from each Seller on the date hereof, the number of Shares set  forth  to  the  right  of  such  Seller's  name  on  Exhibit  A  hereto, in consideration  of a per-share purchase price of US$0.0001, free and clear of any and  all  Encumbrances.  Each Seller hereby acknowledges receipt of the purchase price  to  which  he,  she  or it is entitled, and Purchaser hereby acknowledges receipt  of stock certificates representing the numbers of Shares being sold and bought,  properly  endorsed or accompanied by duly executed stock powers in good form  and  signature  authenticated  sufficiently so that the Company's transfer agent  will  register  the  transfer  thereof.

1.02     Subsequent  Sales  and  Purchases.

 (a)      Each  Seller  hereby  agrees  to sell to Purchaser at a Closing (as defined  herein),  and Purchaser hereby agrees to purchase from each Seller at a Closing,  the  number  of Shares set forth to the right of such Seller's name on Exhibit  B  hereto, in consideration of a per-share purchase price of US$0.0001, free  and  clear  of  any  and  all  Encumbrances.

(b)       After the date hereof and until a Closing has occurred with respect to  all  shares  listed in Exhibit B hereto, each Seller and Purchaser shall use all  reasonable  best  efforts  to  cause all conditions to Closing set forth in subsections  (c) and (d) immediately below within their power to be satisfied on or  prior  to  the 60th day after the day of this Agreement (the "Latest Closing Date")  with respect to all shares listed in Exhibit B hereto.  Notwithstanding, if  a  Closing  has  not occurred with respect to all shares listed in Exhibit B hereto  on  or before the Latest Closing Date, the parties shall continue to use their  reasonable  best  efforts  to  effect  such a Closing as soon as possible thereafter.

(c)       The obligations of Purchaser at a Closing are subject, at Purchaser's election, to the satisfaction on or prior to Closing of each of the conditions set forth below.

(i)
Each  of  the representations and warranties of each Seller contained in this  Agreement  shall be true and correct in all material respects at and as of the  Closing  as  if each such representation and warranty was made at and as of the  Closing  (except  for  representations  and warranties that speak as of a specific  date or  time, which need only be true and correct as of such date or time),  each Seller shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by such Seller prior to or  at  the  Closing, and at the Closing there shall be delivered to Purchaser customary  bring-down certificates (each dated as of the Closing, signed by each Seller)  to  the foregoing effects; and

(ii)
No  suit or other proceeding by any third party shall be pending before any  court  or  governmental agency  seeking to  restrain, prohibit or declare illegal,  or  seeking substantial damages from Purchaser in connection with, the transactions  contemplated  by  this  Agreement;  and

(iii)	All third party and other consents required for the transfer of shares in accordance with this Agreement shall have been obtained; and

(iv)	Sellers shall have delivered to Purchaser, or cause to have been delivered to Purchaser, the other items required to be delivered to Purchaser in accordance with of Section 1.02(f) hereof.

(d)       The obligations of each Seller at a Closing are subject, at the election of such Seller, to the satisfaction on or prior to Closing of each of the conditions set forth below.

(i)
Each  of  the  representations  and warranties of Purchaser contained in this  Agreement  shall be true and correct in all material respects at and as of the  Closing  as  if each such representation and warranty was made at and as of the  Closing  (except  for  representations  and warranties that speak as of a specific  date  or time, which need only be true and correct as of such date or time),  Purchaser shall  have performed in all material respects all agreements and  covenants  required  by this Agreement to be performed by it prior to or at the  Closing,  and  at the Closing there shall be delivered to Seller customary bring-down  certificates  (each dated as of the Closing, signed by Purchaser) to the  foregoing  effect;  and

(ii)
No  suit or other proceeding by any third party shall be pending before any  court  or  governmental  agency seeking to  restrain, prohibit or declare illegal,  or seeking substantial damages from any Seller in connection with, the transactions  contemplated  by  this  Agreement;  and

(iii)	Purchaser shall have delivered to Seller, or cause to have been delivered to Seller, the items required to be delivered to Seller in accordance with of Section 1.02(g) hereof.

(e)       Subject to subsections (c) and (d) immediately above, a Closing (the "Closing") of the sale and purchase of the stock pursuant to this Section shall occur at the offices of Purchaser (or such other place or in such other manner as the related Seller and Purchaser shall agree upon in writing), at such time and on such date as the related Seller and Purchaser may agree, as soon as practicable after a Seller has obtained a stock certificate representing any shares listed in Exhibit B hereto and the conditions set forth in subsections (c) and (d) immediately above have been satisfied or waived. In view of the preceding provision, a number of Closings may occur pursuant to this subsection (e). All transactions contemplated at a Closing shall be deemed to be effective as of midnight on the day preceding the date of Closing.

(f)        At  a  Closing,  the  Sellers  shall  deliver:

(i)      All stock certificates representing all shares being sold and purchased, properly  endorsed or accompanied by duly executed stock powers in good form and signature  authenticated sufficiently so that the Company's transfer agent will register  the  transfer thereof;  and

(ii)      A  certificate of each Seller (dated as of the Closing) certifying that each  of the representations and warranties of each related Seller contained in this  Agreement  is  true  and correct in all material respects at and as of the Closing  as  if each such representation and warranty was made at and as of the Closing (except  for representations and warranties that speak as of a specific date  or  time, which need only be true and correct as of= such date or time) and that  each  related Seller has performed in all material respects all agreements and  covenants required by this Agreement to be performed by them prior to or at the  Closing; and

(iii)     Copies  of all required third party consents to the sale of the shares that  are  required  and  have  been  obtained.

(g)     At  a  Closing,  Purchaser  shall  deliver:

(i)     The  purchase  price  for  the  shares  being  bought  and sold;  and

(ii)    Certificates of appropriate authorized officers of Purchaser (dated as of  the  Closing)  certifying that each of the representations and warranties of Purchaser  contained  in  this Agreement  is  true  and correct in all material respects  at  and as of the Closing as if each such representation and warranty was  made  at  and  as of the Closing (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of  such date or time) and that Purchaser has performed in all material respects all  agreements and covenants required by this Agreement to be performed by them prior to  or  at  the  Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLERS

A.     REPRESENTATIONS AND WARRANTIES OF ALL SELLERS

Each  Seller  hereby  represents,  warrants  and  agrees, severally and not jointly,  to  and  with  Purchaser  as  follows:

2.01     Capacity to Enter into Agreement. Such Seller has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such Seller's obligations hereunder and thereunder. When this Agreement and all other agreements, documents and instruments to be executed by such Seller in connection herewith are executed by such Seller and delivered to Purchaser, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.02    Conflicts. The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which the Company or such Seller is a party or by which the Company or such Seller is bound or by which any of the assets of the Company or such Seller is bound or affected, (b) violate any judgment against, or binding upon, the Company or such Seller or upon the assets of the Company or such Seller, (c) result in the creation of any lien, charge or encumbrance upon any assets of the Company or such Seller pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of the Company.

2.03     Ownership of Stock. None of the outstanding shares of Common Stock owned by such Seller is subject to any voting trust, voting agreement, or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect to any such shares. The delivery of all stock certificates representing the Shares being sold and purchased pursuant hereto by such Seller, properly endorsed or accompanied by duly executed stock powers in good form, will vest in Purchaser full right, title and interest in and to such Shares, free and clear of any Encumbrance of any nature whatsoever.

2.04     Consents. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which such Seller or the Company is a party or is bound is required to be obtained by such Seller or the Company in connection with the execution, delivery and performance of this Agreement by such Seller or the Company, such that the failure to obtain or make any such consent, approval, authorization, declaration, filing or registration would materially adversely affect the consummation of the transactions contemplated by this Agreement.

B.     REPRESENTATIONS AND WARRANTIES OF A CERTAIN SELLER

Richard  Bruce  Pierce  (referred  to  hereinafter  as the "Inside Seller") hereby  repre-sents, warrant and agree to and with Purchaser that (except as has been  disclosed  in  a  separate  written  document  signed  by  Purchaser):

2.05     Organization and Standing of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. The Company has full requisite corporate power and authority to carry on its business as it is now being con-ducted, and to own, oper-ate, and lease the properties now owned, operated, or leased by it. The Company is duly authorized and qualified to carry on its business in the manner as now conducted in each state in which authorization and qualification is required. The Company has made available to Purchaser true, correct and complete copies of the contents of its minute book, which are accurate in all respects and set forth fully and fairly all of the Company's transactions.

2.06     Capitalization of the Company. The authorized capital stock of the Company consists of 75.0 million shares Common Stock, 32,076,500 of which were issued and outstanding. The shares of Common Stock issued and outstanding are duly and validly authorized and issued and are fully paid and non-assessable, and were not issued in violation of the pre-emptive rights of any current or former stockholder. No option, warrant, call, subscription, convertible security, or commitment of any kind obligating the Company to issue any Common Stock exists. There is not any compensation plan applicable to any of the officers, directors, or employees of the Company under which compensation accrued or payable is determined, in whole or in part, by refer-ence to Common Stock. There are no agreements or commitments obligating the Company to repurchase or otherwise acquire any Common Stock.

2.07     Subsidiaries  and Other Ventures.  The Company has no subsidiaries or  affiliated  corporations, and owns no capital stock, bond, or other security of, or has any equity or propri-etary interest in, any corporation, partnership, joint  venture,  trust,  or  unincorporated  association.

2.08     SEC Filings and Related Matters. The Company has filed all forms, reports, statements and other documents required to be filed with the U.S. Securities and Exchange Commission (the "SEC"), including, without limitation, (a) all Annual Reports on Form 10-K, (b) all Quarterly Reports on Form 10-Q, (c) all proxy statements relating to meetings of shareholders (whether annual or special), (d) all Reports on Form 8-K, (e) all other reports, documents, notices and/or registration statements required to be filed with the SEC, and (f) all amendments and supplements to all such reports, documents, notices or registration statements required to be filed with the SEC (all such filings being referred to hereinafter as the "SEC Reports"). All of the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act of 1933 as amended (the "1933 Act") and the Securities Exchange Act of 1934 as amended, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and did not at the time they were filed and as of the date hereof, and, with respect to registration statements as of their effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2011 and the Company's Quarterly Reports on Form 10-Q for the six months ended August 31, 2011 (collectively, the "Financial Statements") fully and fairly set forth the financial position of the Company as of the dates thereof and the results of operations for the periods indicated and have been prepared in accord-ance with account-ing principles applied on a consistent basis. There is no basis for the assertion of any liabilities or obligations, either accrued, absolute, contingent, or otherwise, which might adversely affect the Company, or the value, use, operation or enjoyment of the assets of the Company and which is not expressly set forth on the balance sheet of the Company as of August 31, 2011 contained in the Quarterly Reports on Form 10-Q for the six months ended as of such date (the "Balance Sheet").

The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, consistently applied ("GAAP"), to maintain asset accountability and to provide reasonable assurance regarding the reliability of financial reporting, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implement to collect such accounts, notes and receivables on a timely basis. There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information.

Neither the Company, nor any officer or employee (including any employee director) of the Company, and, to the knowledge of the Inside Seller, no non-employee director, auditor, accountant, attorney or representative of the Company has received or otherwise had or obtained knowledge of (i) any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company's internal controls.

No  attorney  representing  the  Company,  whether  or  not employed by the Company,  has  reported  evidence  of  a violation of securities laws, breach of fiduciary  duty  or  similar  violation  by  the Company or any of its officers, directors,  employees  or  agents.

2.09     Absence  of  Certain  Changes  and  Events.  Since the date of the Balance  Sheet,  there  has  not  been:

(a) Financial Change. Any adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (ac-crued, absolute, contingent, or otherwise) or income of the Company, or the busi-ness of the Company, from that shown on the Financial Statements;

(b) Dividends, Etc. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company, or any direct or indirect redemp-tion, purchase, or any other acquisition of any such stock;

(c) Incurrence of Debt. Any borrowing of, or agree-ment to borrow any funds or any debt, obligation, or liability (absolute or contingent) incurred by the Company (whether or not presently outstanding) except current liabilities incurred, and obligations under agree-ments entered into in the ordinary course of business;

 (d)   Creation of Liens. Any mortgage, pledge, lien, security interest, charge, claim or other encumbrance created on or in any of the Company's properties or assets, except liens for current taxes not yet due and payable;

 (e)   Assets. Any sale, assignment, or transfer of the Company's assets, except in the ordinary course of business, any cancellation of any debts or claims owed to the Company, any capital expenditures or commitments therefor, any damage, destruction or casualty loss (whether or not covered by insurance), or any charitable contributions or pledges;

(f)    Material Contracts. Any amendment or termin-ation of any contract, agreement, license, or arrangement to which the Company is or was a party or to which any prop-erties or assets of the Company are or were subject, which amendment or termination has had, or may be reasonably expected to have, an adverse effect on the financial condition, properties, assets, liabi-lities (accrued, absolute, contingent, or otherwise), or income of the Company, or the busi-ness of the Company; or

(g) Other Material Changes. Any other material transaction by the Company outside the ordinary course of busi-ness or any other event or condition pertain-ing to, and adversely affecting the opera-tions, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of the Company, or the busi-ness of the Company.

 2.10   Assets and Business. The Company has no title to any properties, interests in pro-perties, or assets, real and per-sonal other than as reflected in the Balance Sheet. The Company has conducted no business in any form since December 16, 2010.

 2.11   Contracts. The Company is not a party to any written or oral lease, contract, agreement, arrangement or commitment, whether or not made in the ordinary course of business.

 2.12   Employees. The Company has employed no person as an employee since incorporation. The Company does not presently maintain or contribute to, or ever has maintained or contributed to, any "employee benefit plan," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, and the Company does not presently maintain or contribute to, or ever has maintained or contributed to, any "multi-employer plan," as defined in such act.

 2.13   Litigation. There is no pending, or, to the knowledge of each Inside Seller, threatened suit, action, or legal, administrative, arbitration, or other proceeding or govern-mental investigation to which the Company is a party or which adversely affects or might adversely affect the Company. The Company is not in default with respect to any judgment, order, writ, injunc-tion, decree, or award applic-able to it of any court or other govern-mental instru-mental-ity or arbitrator. There is no action, suit, proceeding, or claim pending or, to the knowledge of each Inside Seller, threatened against the Company by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

 2.14   Compliance with Law. To the best of the Inside Seller's knowledge after consulting with the Company's legal counsel, the Company is not in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instru-menta-lity, including without limitation, any laws, ordinances, rules, regulations, permits, or orders relating to the business of the Company, or the business opera-tions and practices, health and safety, and employment practices of the Company. The Company is not delinquent with respect to any report required to be filed with any govern-mental commission, board, bureau, agency, or instrumental-ity, or with any trade association or certifica-tion organi-zation that has in the past certified or endorsed the business of the Company. The Com-pany is not delin-quent with respect to any reports required by private covenants or agree-ments to which it is a party.

 2.15   Taxes. All taxes owed to any federal, state or other taxing authority have been timely paid. No extension of time or waiver of any statute of limitations with respect to federal, state, or other political subdivision income or other tax for any period, is currently in effect. The Company has not received any notice of deficiency or assessment issued or pro-posed deficiency or assessment by the Internal Revenue Service or any other taxing authority. There is no pending audit or inquiry of the Company.

 2.16   Finder's Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sellers, and its counsel directly with Purchaser and its counsel, without the interven-tion of any other person as the result of any act of any of them, and as far as is known to any Inside Seller, without the interven-tion of any other person in such manner as to give rise to any valid claim against any of the Parties for a brokerage commission, finder's fee, or any similar payment.

 2.17   Transactions with Affiliated Parties. There are no transactions currently engaged in between the Company and any party affiliated with the Company (other than transactions inherent in the normal capacities of stockholders, officers, directors, or employees). Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded, no party affiliated with the Company has any investment or ownership interest, directly, indirectly, or beneficially, in any competitor or potential competitor, major supplier, or customer of the Company.

 2.18   Untrue Statements. This Agreement, the schedules and exhibits hereto, and all other documents and information furnished by any the Company or its or his representatives pursuant hereto or in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading or otherwise.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

 Purchaser hereby represents, warrants, and agrees to and with Sellers, that:

 3.01   Capacity to Enter into Agreement. Purchaser has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform his obligations hereunder and thereunder. When this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith are executed by Purchaser and delivered to Sellers, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Purchaser or enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 3.02   Conflicts. The execution, delivery, and consummation of the transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Purchaser is a party or by which Purchaser is bound or by which any of the assets of Purchaser is bound or affected, (b) violate any judgment against, or binding upon, Purchaser or upon the assets of Purchaser, or (c) result in the creation of any lien, charge or encumbrance upon any assets of Purchaser pursuant to the terms of any such contract.

 3.03   Consents. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which Purchaser is a party or is bound is required to be obtained by Purchaser in connection with the execution, delivery and performance of this Agreement by Purchaser, such that the failure to obtain or make any such consent, approval, authorization, declaration, filing or registration would materially adversely affect the consummation of the transactions contemplated by this Agreement.

 3.04   Litigation. Purchaser has not been served with any now pending suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation in which an unfavorable decision, ruling, or finding would render unlawful or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement, and to Purchaser's best knowledge, no such suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation has been instituted or is threatened.

 3.05    Finder's Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sellers, and their counsel directly with Purchaser and his counsel, without the interven-tion of any other person as the result of any act of any of them, and as far as is known to Purchaser, without the interven-tion of any other person in such manner as to give rise to any valid claim against any of the Parties for a brokerage commission, finder's fee, or any similar payment.

 3.06   Securities Representations. Purchaser hereby represents and warrants to Sellers that he believes that he is familiar with the business and financial condition, properties, operations and prospects of the Company, has been given full access to all material information concerning the condition, properties, operations and prospects of the Company, and he has had an oppor-tunity to ask such questions of, and to receive such infor-mation from, the Company as he has desired and to obtain any additional information necessary to verify the accuracy of the information and data received; he has such knowledge, skill and experience in business, financial and investment matters so that he is capable of evaluating the merits and risks of an acquisition of his Common Stock; he has reviewed his financial condition and commit-ments and that, based on such review, he is satisfied that he (a) has adequate means of providing for contingencies, (b) has no present or contemplated future need to dispose of all or any of his Common Stock to satisfy existing or contemplated under-takings, needs or indebtedness, (c) is capable of bearing the economic risk of the ownership of his Common Stock to be issued to him for the indefinite future, and (d) has assets or sources of income which, taken together, are more than sufficient so that he could bear the loss of the entire value of his Common Stock being issued to him; he is acquir-ing his Common Stock solely for his own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of his Common Stock.

 3.08   Restricted Stock. Purchaser hereby acknowledges and agrees that the Common Stock has not been registered under the Securities Act of 1933 or any state securi-ties laws and therefore the Common Stock is "re-stricted" under such laws, and that Purchaser has not offered or sold any portion of the Common Stock and has no present intention of reselling or other-wise disposing of any portion of the Common Stock either cur-rently or after the passage of a fixed or deter-minable period of time or upon the occurrence or non-occurrence of any predeter-mined event or circumstance, except pursuant to the registration of the same or an exemption from registration. Purchaser further acknowledges and agrees that his Common Stock, after Closing, will bear a legend substantially as follows:

"The securities represented hereby have not been registered under the U. S. Securities Act of 1933, as amended, or other applicable securities laws. These securities have been acquired for investment and not with a view to distribution or resale and may not be offered, sold, pledged or otherwise transferred except (i) in accordance with Regulation S (Rule 901 through Rule 905, and preliminary notes), promulgated under the Securities Act of 1933, as amended; (ii) pursuant to registration under the Securities Act of 1933, as amended; or (iii) pursuant to an available exemption from registration. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act of 1933, as amended."

ARTICLE IV
ADDITIONAL AGREEMENTS

4.01      Further Assurances. Following the date hereof, each Seller shall execute and deliver such other documents, and take such other actions, as may be reasonably requested by Purchaser to complete the transactions contemplated by this Agreement and to perfect in Purchaser title to the Shares to be sold to Purchaser pursuant to ARTICLE I hereof.

4.02A   Deliveries to Purchaser. In connection with the sale andpurchase of Shares pursuant to Section 1.01 hereof, the Sellers caused to bedelivered to Purchaser the following items:

(a)
A written consent of the sole director (in form satisfactory to Purchaser) expanding the Company's Board of Directors to two members, and electing a Purchaser nominee to fill the resulting newly created vacancy on such Board, and electing such slate of Company officers as Purchaser's nominee shall nominate; and

(b)
The Company's minute book, and all records and documents relating to the Company, wherever located, including, but not limited to, all books, records, supplier and customer lists and files, government filings, tax returns, consent decrees, orders, correspondence, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company; and

(c)	All EDGAR codes necessary for the Company to make electronic filings with the SEC; and

(d)	A current list of the Company's stockholders certified by the Company's stock transfer agent.

4.02B   Deliveries to Sellers. In connection with the sale and purchase of Shares pursuant to Section 1.01 hereof, the Purchaser caused to be delivered to the Sellers a copy of the executed Assignment Agreement, with respect to the matters described under Section 4.05.

4.03      Continuation as a Director. Richard Pierce agrees to continue to serve as a director of the Company until the Company is able to comply with Section 14(f) of and Rule 14f-1 under the Securities Exchange Act of 1934 in connection with the re-composition of the Company's Board of Directors. Purchaser agrees to use his best reasonable efforts to comply with the preceding Section and Rule as soon as possible after the date hereof, consistent with other corporate objectives, such as changing the Company's corporate name. Mr.Pierce agrees to resign from the Company's Board of Directors after the completion of such compliance;

4.04      Waiver of Claims and Release. Each Seller, on his own behalf and on behalf of each of his affiliates, hereby waives in all respects any and all claims or rights any such person may have in any capacity, including by not limited to, as a director, officer, employee, consultant, stockholder or agent, against the Company that now exist or which arose or could arise from any circumstances now existing or which existed at any time prior to the date hereof and hereby grants a full and complete release of the Company from same and all liabilities and obligations relating thereto; provided however, that such waiver and release shall not apply to any rights which such person may be entitled tounder the specific terms of this Agreement.

 4.05     Simultaneous Closing. Occurring simultaneously with the sale and purchase of the Shares and as a condition thereto, Keith D. Spickelmier is assigning to the Company all of his rights (the "Rights") under that certain legal document between him and Liberty Petroleum Corporation ("Liberty"),whereby Liberty granted to Mr. Spickelmier an exclusive right until November 28,2011 (which can be extended for another 60 days upon the payment of an additional US$100,000 deposit) to negotiate an option to acquire (with Liberty retaining a 7.0% overriding royalty interest) the PEL 512 prospect involving584,651 gross acres in the "heart" of the Cooper Basin oil fairway in South Australia. Unless the assignment of the Rights by Spickelmier to the Company occurs on or before the first Closing, the Sellers will not have to perform any of their obligations under this Agreement.

4.06     Outstanding Company Debt. Occurring simultaneously with the sale and purchase of the Shares and as a condition thereto, all accounts payables and shareholder loans of the Company effective December 21, 2011 shall be settled in exchange for Shares as described in Exhibit C, and the Company shall obtain releases in forms satisfactory to Purchaser. Exhibit C provides schedule of the consequences of these actions.

4.07      Publicity. The Parties shall jointly prepare any press release or other public announcement relating to this Agreement, except that the foregoing shall not prevent any Party or any affiliate thereof from issuing any press release required by applicable law.

ARTICLE V
SURVIVAL AND INDEMNITY

5.01      Survival of Representations and Warranties. All of there presentations and warranties made by the Parties in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any Party. 5.02 Indemnification by Sellers.

(a)        Each Seller shall, severally and not jointly, protect, indemnify and hold harmless Purchaser, and Purchaser's directors, officers, employees, agents, affiliates, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), relating to, resulting from, or arising out of any breach of any agreement, representation or warranty made by him in Sections2.01 through 2.04 (inclusive) of this Agreement.

(b)        Inside Seller shall indemnify and hold harmless Purchaser, and Purchaser's directors, officers, employees, agents, affiliates, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), relating to, resulting from, or arising out of any breach of any agreement, representation or warranty made by them in Sections 2.05 through 2.18(inclusive) of this Agreement.

5.03     Indemnification by Purchaser. Purchaser shall protect, indemnify and hold harmless each Seller, and each Seller's legal representatives, heirs, beneficiaries, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), relating to, resulting from, or arising out of any breach of any agreement, representation or warranty made by him in this Agreement.

ARTICLE VI
MISCELLANEOUS

6.01      Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02      No Oral Change. This Agreement and any provision hereof, may notbe waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03      Non Waiver. Except as otherwise expressly provided herein, nowaiver of any covenant, condition, or provision of this Agreement shall bedeemed to have been made unless expressly in writing and signed by the Partyagainst whom such waiver is charged; and (i) the failure of any Party to insistin any one or more cases upon the performance of any of the provisions,covenants, or conditions of this Agreement or to exercise any option hereincontained shall not be construed as a waiver or relinquishment for the future ofany such provisions, covenants, or conditions, (ii) the acceptance ofperformance of anything required by this Agreement to be performed withknowledge of the breach or failure of a covenant, condition, or provision hereofshall not be deemed a waiver of such breach or failure, and (iii) no waiver byany Party of one breach by another Party shall be construed as a waiver withrespect to any other or subsequent breach.

6.04      Time of Essence. Time is of the essence of this Agreement and ofeach and every provision hereof.

6.05      Entire Agreement. This Agreement, including any and allattachments hereto, if any, contain the entire Agreement and understandingbetween the Parties hereto, and supersede all prior agreements andunderstandings.

6.06      Partial Invalidity. In the event that any condition, covenant,or other provision of this Agreement is held to be invalid or void by any courtof competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07     Significant Changes. The Sellers understand that significant changes may be made in the capitalization or stock ownership of the Company, which changes could involve a reverse stock split or the issuanceof additional shares, thus possibly having a dramatic negative effect on thepercentage of ownership or number of shares owned by present shareholders of the Company. 6.08 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all Parties.

6.09      Notices. Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served, sent by an overnight courier who keeps proper records regarding its deliveries, faxed or e-mailed. Notice shall be deemed to have been given if personally served, when served, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified, or if faxed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the fax was properly received, or if e-mailed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the e-mail was properly received. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by United States Federal banks. For purposes of this Agreement, the physical addresses, fax numbers and e-mail addresses of the parties hereto shall be the physical addresses, fax numbers and e-mail addresses as set forth on the signature pages of this Agreement. Any party to be notified hereunder may change its physical address, fax number and/or e-mail address by notifying each other party hereto in writing as to the new physical address, fax number and/or e-mail address for sending notices.

6.10      Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personals, successors and assigns of each of the Parties to this Agreement.

6.11      Mutual Cooperation. The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.12      Choice of Law. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, PERFORMANCE, AND ENFORCEMENT AND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

6.13      Exclusive Jurisdiction and Venue. THE PARTIES AGREE THAT THE COURTS OF THE COUNTY OF HARRIS, STATE OF TEXAS SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION AND VENUE FOR THE RESOLUTION OF ALL DISPUTES ARISING UNDER THE TERMS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

6.14      Attorneys' Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.


In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first above written.

"SELLERS"

/s/ Shih-Yi Chuang	s/s Richard Bruce Pierce
Shih-Yi Chuang	Richard Bruce Pierce

Address:	Address:

Fax no:	Fax no:

E-mail Address:	E-mail Address:

/s/ Andrew Lee Smith	/s/ Robert Birarda
Andrew Lee Smith	Robert Birarda

Address:	Address:

Fax no:	Fax no:

E-mail Address:	E-mail Address:

/s/ David Smalley
David Smalley

Address:

Fax no:

E-mail Address:

"PURCHASER"

/s Keith J. McKenzie
Keith J. McKenzie

Address:	One Riverway Drive, Suite 1700
Houston, Texas 77056

Fax no:

E-mail Address:

EXHIBIT A

Name of Seller	Number of Shares	Amount of Purchase Price
Shih-Yi Chuang	5,472,000	$547.20
Richard Bruce Pierce	5,472,000	$547.20
Andrew Lee Smith	5,472,000	$547.20
David W. Smalley	1,824,000	$182.40
Total	18,240,000	$1,824.00

EXHIBIT B

Name of Seller	Number of Shares	Amount of Purchase Price
Shih-Yi Chuang	1,550,000	$155.00
Richard Bruce Pierce	1,550,000	$155.00
Andrew Lee Smith	1,550,000	$155.00
David W. Smalley	1,280,000	$128.00
Robert Birarda	1,140,000	$114.00
Total	7,070,000	$707.00

Exhibit C

ESTIMATE OF STOCK ISSUED IN SATISFACTION OF SHAREHOLDER DEBT

	ACCOUNTS PAYABLE		FRASER AND COMPANY LLP

Other Accounts Payable (1)	$	NIL
Shareholder Debt @ December 21, 2011		$73,500
Total Estimated Debt to be Satisfied		$73,500	$19,375
Ascribed Share Value		$0.50	$0.125

Shares issued as Debt Satisfaction		147,000 SHARES	155,000 SHARES

(1)	Assumes all A/P are payable to or on behalf of certain shareholders.